NUMBER

SHARES

NUCON-RF, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

PAR VALUE $0.001
COMMON STOCK

CUSIP NO. 67034S 10 7

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.001 EACH OF

NUCON-RF, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

PRESIDENT

SECRETARY

DATED:

Countersigned and Registered:

SIGNATURE STOCK TRANSFER, INC.
(Plano, Texas) Transfer Agent

By

Authorized Signature

NUCON-RF, INC.
CORPORATE
Seal
NEVADA